INTERNATIONAL SECURITIES GROUP, LTD.

1530 9TH AVENUE, S.E.

CALGARY, ALBERTA  T2G 0T7

TELEPHONE:  403-693-8003

FACSIMILE:  403-272-3620

Friday August 6, 2004

Mr. Darryl Cozac

SPROUT DEVELOPMENT INC.

Suite 702, 505-4th. Ave. SW,

Calgary, Alberta, T2P 0J8

Dear Mr. Cozac:

This letter confirms and memorializes the agreement ("Agreement") between Sprout Development Inc., an Alberta corporation (the "Company"), and International Securities Group, Ltd., an Alberta corporation ("ISG"), pursuant to which ISG agrees to arrange for certain services as described below to the Company in accordance with the terms and conditions set forth herein. This Agreement supersedes any other agreements, whether written or oral, between the parties hereto in regard to the subject matter hereof and, upon execution by the parties hereto, shall be legally binding on the parties. In consideration of good and valuable services provided and the mutual promises, representations, warranties and covenants of the parties contained herein, the parties agree as follows:

1. Services. In exchange for the compensation set forth below, ISG shall cause to be provided to the Company the “Initial Services” and the “Continuing Services”. For purposes of this Agreement, “Initial Services” is defined as legal advice, assisting and guidance in connection with the preparation and filing on behalf of the Company of a Registration Statement on Form F-1 with the U.S. Securities and Exchange Commission and preparation of a Form 211 with the NASD. “Continuing Services” is defined as preparing, reviewing and filing on behalf of the Company reports and other documents pertaining to its public reporting requirements under the U.S. Securities Act of 1934 following the effective date of the SB-2 Registration Statement, including the preparation and filing of Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K and assistance to the Company’s management and insiders in preparing and filing insider-trading reports and services for all other corporate or business related legal matters that the Company may require.

2.  Compensation.  (a) In consideration of ISG's rendering of the Initial Services, the Company shall pay ISG the following fees:

i.

$5,000US US upon completion and filing of the SB-2 Registration Statement;

ii.

$2,000US US upon the effective date of SB-2 Registration Statement; and

iii.

$2,000 US upon approval of quotation of the Company’s stock on the OTC/Bulletin Board.

In the event that ISG places the Company with a market maker for filing of the Form 211 on behalf of the Company, the Company shall compensate ISG with an additional $3,000 US and 25,000 shares of the Company’s common stock upon approval of such Form 211.

(b) In consideration of the Continuing Services, the Company shall compensate ISG at the rate of US$275 per hour for each hour of attorney time spent in providing such work and US$125 per hour for each hour of legal assistant time in providing such work

1.

Subcontract for Legal Services; Independent Contractor.  (a) ISG shall retain Lawler & Associates, a professional law corporation, on behalf of the Company to provide all of the legal services described herein.  It is understood and agreed by the Company that ISG is not a law firm, is not licensed to provide legal services and will not provide legal services

(b) In providing any of the services identified herein to the Company, ISG shall be an independent contractor, and no party to this Agreement shall make any representations or statements indicating or suggesting that any joint venture, partnership, or other similar relationship exists between ISG and the Company.  ISG shall not be entitled to make any commitments or create any obligations on behalf of the Company.

2.

Term.  The term of this Agreement shall be thirty (30) days from the date hereof and shall automatically renew for an additional thirty (30) day term unless either party notifies the other in writing at least thirty (30) days prior to the date of expiration of its election to discontinue this Agreement for any reason whatsoever.

3.

Notices.  Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

to the Company:

SPROUT DEVELOPMENT INC.

Suite 702, 505-4th. Ave. SW,

Calgary, Alberta, T2P 0J8

Attn.: Mr. Darryl Cozac

to ISG:

International Securities Group, Ltd.

1530 - 9th Avenue, S.E.

Calgary, Alberta   T2G 0T7

Attn. W. Scott Lawler, Esq.

or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt by the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

4.

Severability.   If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or enforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal and unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

5.

Assignment.   Neither party may assign this Agreement without the express written consent of the other party, however, any such assignment shall be binding on and inure to the benefit of such successor, or, in the event of death or incapacity, on their heirs, executors, administrators and successors of any party.

6.

Attorney’s Fees.   If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, any successful or prevailing party will be entitled to recover reasonable attorney’s fees (including fees for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

7.

No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

8.

Counterparts.  It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

9.

Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and the year first above written.

SPROUT DEVELOPMENT INC.,

INTERNATIONAL SECURITIES

an Alberta corporation

GROUP, LTD., an Alberta corporation

By: /s/ Darryl Cozac

By:/s/ W. Scott Lawler

Name:  Darryl Cozac

Name: W. Scott Lawler

Title:

President

Title:

Manager

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